Exhibit 10.26

CONDITIONAL

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS CONDITIONAL AMENDMENT to that certain Employment Agreement, dated as of October 1, 2001, by and between A. Clayton Perfall (“Employee”) and AHL Services, Inc., a Georgia corporation (“Employer”) (the “Employment Agreement”), is made and entered into this 28th day of March, 2003, by and between Employer and Employee.

BACKGROUND

WHEREAS, Employee currently serves as the Chief Executive Officer of Employer, pursuant to the terms of the Employment Agreement; and

WHEREAS, Employer and Employee are parties to that certain Agreement and Plan of Merger by and among Huevos Holdings, Inc. (“Purchaser”) and Employer, Frank A. Argenbright, Jr., Employee and Caledonia Investments plc, dated as of March     , 2003 (the “Acquisition Agreement”); and

WHEREAS, pursuant to the terms of the Acquisition Agreement, Employer will cease to exist as a public company in a transaction that qualifies as a “Going Private Transaction” under the terms of the Employment Agreement (the “Merger”); and

WHEREAS, pursuant to Section 3.3 of the Employment Agreement, upon the closing of a “Going Private Transaction,” Employee would be entitled to receive a lump-sum payment, within thirty (30) days of such closing, of $2.5 million in cash (the “Liquidity Bonus”); and

WHEREAS, Purchaser has requested that Employee receive, in connection with the Merger and in lieu of the Liquidity Bonus, 1,900,000 restricted shares of Class B Participating Preferred Stock of Employer, as the surviving corporation resulting from the Merger (the “Stock”); and

WHEREAS, Employee has received indications from independent appraisers that the appraised value of the Stock to be received in lieu of the Liquidity Bonus will be approximately $950,000; and

WHEREAS, Employee intends to obtain a written appraisal of the value of the Stock upon receipt thereof; and

WHEREAS, despite indications that the current value of the Stock is worth substantially less than the Liquidity Bonus, Employee believes that the Merger is in the best interest of Employer and its stockholders and is willing to receive the Stock in lieu of the Liquidity Bonus upon closing of the Merger, in order to enable the Merger to proceed;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Condition to Amendment. The Amendment shall be and is hereby fully conditioned upon the consummation of the Merger and shall be deemed effective immediately prior to, but contingent upon, such consummation.

2. Going Private Transaction. Subsection 3.3 shall be and hereby is deleted in its entirety, and the following is substituted therefor:

“3.3 Change in Control or Going Private Transaction. Upon the consummation of the merger of Huevos Holdings, Inc. with and into Employer, as provided pursuant to that certain Agreement and Plan of Merger by and among Huevos Holdings, Inc., and Employer, Frank A. Argenbright, Jr., Employee and Caledonia Investments plc, dated as of March     , 2003, which merger shall be deemed to be a “Going Private Transaction” for purposes of this Agreement, Employee shall be entitled to receive a distribution of 1,900,000 shares of Class B Participating Preferred Stock of Employer, as the surviving corporation resulting from the Merger. Employee shall promptly deliver to Employer cash equal to the amount of all withholding tax obligations (whether federal, state or local) imposed on Employer by reason of the receipt of Stock hereunder.”

3. Stock Options. Subsection 3.2(b)(iii) shall be and hereby is deleted in its entirety. Section 4 shall be and hereby is deleted in its entirety, and the following is substituted therefor:

“Section 4 Stock Options. [Intentionally left blank.]”

4. Effect of Amendment. As amended hereby, the Employment Agreement shall be and remain in full force and effect.

[signatures appear on following page]

IN WITNESS WHEREOF, Employee has hereunto set Employee’s hand and, pursuant to the authorization from its Board of Directors, Employer has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

EMPLOYEE

/s/ A. CLAYTON PERFALL

A. Clayton Perfall

AHL SERVICES, INC.

By:

Name:

Title:

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